UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 16, 2017

Marriott Vacations Worldwide Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-35219	45-2598330
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

6649 Westwood Blvd., Orlando, FL	32821
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (407) 206-6000

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01 Entry into a Material Definitive Agreement

Revolving Corporate Credit Facility

On August 16, 2017, Marriott Vacations Worldwide Corporation (the “Company”) and certain of its subsidiaries entered into several agreements relating to a new revolving credit facility (the “Revolving Corporate Credit Facility”), including (1) a Credit Agreement, dated as of August 16, 2017 (the “Credit Agreement”), among the Company, its subsidiary Marriott Ownership Resorts, Inc. (the “Borrower” or “MORI”), the several banks and other financial institutions or entities from time to time parties to the Credit Agreement (the “Lenders”) and JPMorgan Chase Bank, N.A., as administrative agent (“JPMorgan”), and (2) a Guarantee and Collateral Agreement, dated as of August 16, 2017 (the “Guarantee and Collateral Agreement”), made by the Company, the Borrower and certain other subsidiaries of the Company in favor of JPMorgan as administrative agent for the Lenders.

The borrowing capacity of the Credit Agreement is $250 million, including a letter of credit sub-facility of $30 million. The Credit Agreement will provide support for the Company’s business, including ongoing liquidity and letters of credit. Borrowings under the Credit Agreement will generally bear interest at a floating rate plus an applicable margin that varies from 0.50 percent to 2.75 percent depending on the type of loan with corresponding base rate selected by the Company and the Company’s credit rating. In addition, the Borrower will pay a commitment fee on the unused availability under the Credit Agreement at a rate that varies from 20 basis points per annum to 40 basis points per annum, also depending on the Company’s credit rating.

The Credit Agreement contains affirmative and negative covenants and representations and warranties customary for financings of this type. In addition, the Credit Agreement contains financial covenants, including covenants requiring the Company to maintain (1) a maximum ratio of consolidated secured net debt to consolidated adjusted EBITDA (as defined in the Credit Agreement) of 2.00 to 1.00, and (2) a minimum ratio of consolidated adjusted EBITDA to consolidated interest expense of 3.00 to 1.00.

Pursuant to the Guarantee and Collateral Agreement, the obligations of the Borrower under the Credit Agreement are guaranteed by the Company and by each of its direct and indirect, existing and future, domestic subsidiaries (excluding certain special purpose subsidiaries), and are secured by a perfected first priority security interest in substantially all of the assets of the Company and the guarantors, subject to certain exceptions.

Amendment of Warehouse Credit Facility

On August 17, 2017, the Company and certain of its subsidiaries entered into Omnibus Amendment No. 6 (the “Warehouse Amendment”) to the Third Amended and Restated Standard Definitions that are attached or incorporated by reference into certain of the agreements associated with the $250 million warehouse credit facility that the Company and certain of its subsidiaries amended and restated in September 2014 (the “Warehouse Credit Facility”), including, among others: (1) the Third Amended and Restated Indenture and Servicing Agreement, dated as of September 1, 2014, by and among Marriott Vacations Worldwide Owner Trust 2011-1 (the “Trust”), MORI, and Wells Fargo Bank, National Association (“Wells Fargo”); and (2) the Second Amended and Restated Sale Agreement, dated as of September 1, 2014, by and between the Company’s subsidiary MORI SPC Series Corp. and the Trust.

The Warehouse Credit Facility allows for the securitization of vacation ownership notes receivable on a non-recourse basis. From time to time, MORI SPC Series Corp. will sell to the Trust vacation ownership notes receivable that it purchases from MORI. Pursuant to the Indenture, the Trust will pledge such vacation ownership notes receivable to a trustee to secure notes issued by the Trust. The advance rate for vacation ownership notes receivable securitized using the Warehouse Credit Facility varies based on the characteristics of the securitized vacation ownership notes receivable. Prior to the execution of the Warehouse Amendment, the Company was required pursuant to the Warehouse Credit Facility to comply with the financial covenants included in the Prior Credit Agreement (as defined below); the Warehouse Amendment provides that the Company will be required to comply with certain financial covenants in the Credit Agreement.

***

The descriptions of the Credit Agreement, the Guarantee and Collateral Agreement and the Warehouse Amendment above are qualified in their entirety by reference to the full text of such agreements, which are filed as exhibits to this Current Report on Form 8-K and are hereby incorporated by reference.

Item 1.02 Termination of a Material Definitive Agreement.

On August 16, 2017, in connection with the entry into the Credit Agreement, all amounts outstanding under the Second Amended and Restated Credit Agreement, dated as of September 10, 2014 (as amended, the “Prior Credit Agreement”), among the Company, the Borrower, the several banks and other financial institutions or entities from time to time parties thereto, JPMorgan, as administrative agent, Bank of America, N.A. and Deutsche Bank Securities Inc., as co-syndication agents, and Bank of America, N.A. and Deutsche Bank Securities Inc., as co-documentation agents, relating to a $200 million revolving credit facility (the “Prior Revolving Corporate Credit Facility”), were repaid in full, all commitments to make extensions of credit thereunder were terminated, all security interests and guarantees in connection therewith, including those pursuant to the Second Amended and Restated Guarantee and Collateral Agreement, dated as of September 10, 2014 (the “Prior Guarantee and Collateral Agreement”), made by the Company, the Borrower and certain subsidiaries of the Company in favor of JPMorgan, as administrative agent for the banks and other financial institutions or entities from time to time parties to the Prior Credit Agreement, were terminated or released. The Prior Guarantee and Collateral Agreement and other agreements entered into in connection with the Prior Revolving Corporate Credit Facility were also terminated as of August 16, 2017.

***

From time to time, JPMorgan and the other financial institutions that are party to the Credit Agreement, or were party to the Prior Credit Agreement, and the financial institutions that provide funding pursuant to the Warehouse Credit Facility, or their respective affiliates, may have performed, and may in the future perform, various commercial banking, investment banking and other financial advisory services for the Company and its affiliates for which they have received or will receive customary fees and expenses. In particular, (1) some of the financial institutions that are party to the Credit Agreement or were party to the Prior Credit Agreement or their affiliates participate, or may in the future participate, in the Warehouse Credit Facility, (2) some of the financial institutions that provide funding pursuant to the Warehouse Credit Facility may be party to the Credit Agreement or may have been party to the Prior Credit Agreement, and (3) any of such financial institutions may also have participated, or may in the future participate, in transactions involving the securitization of vacation ownership notes receivable undertaken by the Company’s subsidiaries. Wells Fargo also serves as the trustee and, in some cases, the back-up servicer, with respect to certain transactions involving the securitization of vacation ownership notes receivable undertaken by the Company’s subsidiaries.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit 10.1	Credit Agreement, dated as of August 16, 2017, among Marriott Vacations Worldwide Corporation, Marriott Ownership Resorts, Inc., the several banks and other financial institutions or entities from time to time parties thereto and JPMorgan Chase Bank, N.A., as administrative agent.

Exhibit 10.2	Guarantee and Collateral Agreement, dated as of August 16, 2017, made by Marriott Vacations Worldwide Corporation, Marriott Ownership Resorts, Inc. and certain other subsidiaries of Marriott Vacations Worldwide Corporation, in favor of JPMorgan Chase Bank, N.A., as Administrative Agent for the banks and other financial institutions or entities from time to time parties to the Credit Agreement.

Exhibit 10.3	Omnibus Amendment No. 6, dated August 17, 2017, relating to, among other agreements, the Third Amended and Restated Indenture and the Second Amended and Restated Sale Agreement, by and among Marriott Vacations Worldwide Owner Trust 2011-1, Marriott Ownership Resorts, Inc., Wells Fargo Bank, National Association, MORI SPC Series Corp., Marriott Vacations Worldwide Corporation, the Purchasers signatory thereto, Deutsche Bank AG, New York Branch, Wilmington Trust, National Association, and MVCO Series LLC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MARRIOTT VACATIONS WORLDWIDE CORPORATION (Registrant)

Date: August 21, 2017	By:	/s/ John E. Geller, Jr.
	Name:	John E. Geller, Jr.
	Title:	Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

Exhibit 10.1	Credit Agreement, dated as of August 16, 2017, among Marriott Vacations Worldwide Corporation, Marriott Ownership Resorts, Inc., the several banks and other financial institutions or entities from time to time parties thereto and JPMorgan Chase Bank, N.A., as administrative agent.

Exhibit 10.2	Guarantee and Collateral Agreement, dated as of August 16, 2017, made by Marriott Vacations Worldwide Corporation, Marriott Ownership Resorts, Inc. and certain other subsidiaries of Marriott Vacations Worldwide Corporation, in favor of JPMorgan Chase Bank, N.A., as Administrative Agent for the banks and other financial institutions or entities from time to time parties to the Credit Agreement.

Exhibit 10.3	Omnibus Amendment No. 6, dated August 17, 2017, relating to, among other agreements, the Third Amended and Restated Indenture and the Second Amended and Restated Sale Agreement, by and among Marriott Vacations Worldwide Owner Trust 2011-1, Marriott Ownership Resorts, Inc., Wells Fargo Bank, National Association, MORI SPC Series Corp., Marriott Vacations Worldwide Corporation, the Purchasers signatory thereto, Deutsche Bank AG, New York Branch, Wilmington Trust, National Association, and MVCO Series LLC.